                                                                   EXHIBIT 10.12


                               SECURITY AGREEMENT
                               ------------------

     This Security Agreement is made as of the 30th day of April, 1996, by and between ADEZA BIOMEDICAL CORPORATION, a California corporation, having its principal place of business at 1240 Elko Drive, Sunnyvale, California 94089 (hereinafter called the "Debtor"), and the parties listed on Schedule A hereto
                                                             ----------
(hereinafter called individually a "Secured Party" and collectively the "Secured Parties"). Unless otherwise defined, the terms used in this Security Agreement shall have the meanings given them in the California Uniform Commercial Code (the "Code").

                                    RECITALS
                                    --------

     WHEREAS, the Secured Parties have agreed to provide to the Debtor credit in the aggregate amount of up to Two Million Dollars ($2,000,000) (the "Credit"), to be evidenced by a series of promissory notes dated on or after the date of this Security Agreement (the "Notes") in substantially the form attached hereto as Exhibit A; and
   ---------

     WHEREAS, the Secured Parties and the Debtor hereto intend that repayment of the Notes shall be secured by the grant to the Secured Parties of a security interest in the collateral of the Debtor described on Exhibit B hereto (the
                                                      ---------
"Collateral").

     On the basis of the foregoing and the mutual promises contained herein, the parties hereto agree as follows:

     Article 1.  Security Interest and Negative Covenants.
                 ----------------------------------------

          1.1  Grant of Security Interest.  In consideration for the loans made
               --------------------------
by the Secured Parties to the Debtor, and to secure the full, prompt and unconditional payment by the Debtor to the Secured Parties of all amounts due under the Notes, including any extensions, amendments or substitutions thereof, or any new advances, and the strict performance and observance by the Debtor of all agreements, warranties and covenants of this Security Agreement and any other agreement related thereto (the "Obligations"), the Secured Parties have retained and claimed, and the Debtor hereby pledges, assigns, transfers and grants to the Secured Parties, a continuing security interest under the Code in and to the Collateral.

          1.2  No Right of Resale or Removal.  The Debtor agrees that the
               -----------------------------
Collateral shall be kept at its address given above and shall not be sold or removed from those premises other than in the ordinary course of business (in accordance with past practices) without the written consent of the Secured Parties.

          1.3  No Additional Indebtedness.  The Debtor agrees that, until the
               --------------------------
Obligations have been paid in full, it will not incur any additional indebtedness for money borrowed, other than the $2,000,000 contemplated hereunder or other than that incurred in the ordinary course of business (in accordance with past practices), without the consent of holders of 50.1% of the then-outstanding principal amount of the Notes.
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          1.4  No Additional Liens.  The Debtor agrees that, until the
               -------------------
Obligations have been paid in full, it will not permit any lien, encumbrance or mortgage to be placed on any of the Collateral, other than purchase money security interests and liens incurred in the ordinary course of business, such as materialmen's liens, mechanics liens, and liens for taxes accrued but not yet due; provided, however, that such purchase money security interests and liens are in existence for less than one hundred twenty (120) days or are being contested in good faith upon the expiration of such 120 day period.

     Article 2.  Agreement Among the Secured Parties.
                 -----------------------------------

          2.1  Payment Pro Rata.  Payment to the Secured Parties under the Notes
               ----------------
shall be made in proportion to the principal and accrued interest then outstanding on any such date of payment to each, until such obligations are paid or retired in full.

          2.2  Sharing of Payments.  If any Secured Party shall at any time
               -------------------
receive any payment of principal, interest or other charge arising under a Note, or upon any other obligation of Debtor or any sums by virtue of counterclaim, offset, or other lien that may be exercised, or from any security, other than payments made on the same date to all Secured Parties, such Secured Party shall share such payment or payments ratably with the other Secured Parties as to maintain as near as possible the unpaid balance of the loans pro rata according to the Secured Parties' aggregate proportionate interests.

          2.3  Sharing of Security.  Upon the occurrence of any event of default
               -------------------
under this Agreement or any Note, and if the Secured Parties proceed to exercise any rights with respect to the Collateral, the Secured Parties shall share the Collateral subject to their respective security interests as set forth in this Agreement and the proceeds of such Collateral ratably, without priority of one over the other.

          2.4  Appointment of Agent.  The Secured Parties agree that Secured
               --------------------
Parties holding 50.1% of the principal amount of Notes outstanding may act together as the agent of all Secured Parties to execute and deliver in their names such instruments, documents, statements and amendments thereto as may be necessary or appropriate to perfect or continue the perfection of the security interest granted in this Agreement.

          2.5  Enforcement.  Enforcement of the Secured Parties' rights
               -----------
hereunder shall be taken by Secured Parties holding 50.1% of the principal amount of Notes outstanding acting together as the agent for all of the Secured Parties. The action of such percentage taken in accordance with the preceding sentence, shall in each case bind all the Secured Parties. Each of the Secured Parties agrees that any Secured Parties acting under Sections 2.4 and 2.5 shall not be liable for any acts taken in good faith in enforcing the rights of the Secured Parties hereunder.

     Article 3.  Default.
                 -------

          3.1  Events of Default.  The term "Event of Default," as used herein,
               -----------------
shall mean the occurrence and continuation of any one or more of the following events:

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          (a) The Debtor shall fail to make any payment under a Note within ten
(10) days after such payment is due in accordance with the terms thereof;

          (b) The Debtor shall fail to satisfy or comply with any of the material terms or conditions of this Agreement and such failure shall continue for thirty (30) days after written notice from the Secured Parties to the Debtor specifying such failure; or

          (c) The Debtor shall voluntarily make an assignment for the benefit of creditors or voluntarily commence proceedings under the United States Bankruptcy Code or any other insolvency, receivership, reorganization or debtor's relief law, or have any such proceedings instituted against it that are not stayed or dismissed within ninety (90)days.

          3.2  Rights Upon Default.  Upon the occurrence of an Event of Default,
               -------------------
and subject to the agreement between Secured Parties regarding allocation of proceeds and priority of interests, the Secured Parties shall have the right to immediately demand payment of the Notes and, in addition to other rights and remedies provided for herein or otherwise available to it, to pursue any other remedy available to the Secured Parties under the Code or other applicable law as enacted in any jurisdiction in which the Collateral may be located, and also may without limitation:

          (a) require the Debtor to, and the Debtor hereby agrees that it will at its expense and upon request of the Secured Parties forthwith, assemble all or any part of the Collateral as directed by the Secured Parties and make it available to the Secured Parties at a place or places to be designated by the Secured Parties which is or are reasonably convenient to the respective parties;

          (b) themselves or through agents, without notice to any person and without judicial process of any kind, enter the Debtor's offices and facilities (or any other premises or location where any Collateral may be) and take physical possession of any Collateral or disassemble, render unusable and/or repossess any of the same, and the Debtor shall peacefully and quietly yield up and surrender the same; and

          (c) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of a Secured Party or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Parties may deem commercially reasonable.

          The Secured Parties may maintain possession of Collateral at the Debtor's premises or any other property owned, leased by or licensed to the Debtor or remove the same or any part thereof to such places as the Secured Parties may elect. The Debtor waives all rights which it would otherwise have under any applicable law to prohibit entry to any premises to the Secured Parties (or their representatives) or to require notice of any such action, to the extent permitted by law. The Debtor agrees that, to the extent notice of sale shall be required by law, ten (10) days' prior written notice to the Debtor shall constitute reasonable notification. Notice of any public sale shall be sufficient if it describes the Collateral to be sold in general terms, stating the items or amounts thereof and the location and nature thereof, and is published at least once in any newspaper selected by the Secured Parties and of general circulation in the locale of such sale at least ten (10) days prior to the sale. The Secured Parties shall not be obligated to make any sale of Collateral regardless of notice of sale having been given and may be the purchaser at any such sale, if public, to the extent permitted by applicable law, free from any right of redemption. The Debtor shall be fully liable for any deficiency. The Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          3.3  Costs and Attorneys' Fees.  The Debtor agrees to pay all costs
               -------------------------
and expenses (including reasonable attorneys' fees and expenses) of the Secured Parties incidental to the sale of, or realization upon, any of the Collateral or in any way relating to the enforcement or protection or preservation of the rights of the Secured Parties hereunder as against the Company.

          3.4  Rights of Secured Parties; No Waiver.  The Secured Parties shall
               ------------------------------------
have all the rights of a Secured Party under the Code and, in addition, shall have all the rights specified herein. No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Parties of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.

          3.5  Financing Statement.  The Debtor shall join in executing a
               -------------------
financing statement or such other notices, assignments and documents as the Secured Parties may request as may be appropriate under the laws as in effect in any state or jurisdiction in which the Collateral is located or in which the Debtor's principal place of business is located, including under any applicable copyright or patent law, in order to protect the Secured Parties' interest in the Collateral. Upon payment in full of all Obligations owed by the Debtor to the Secured Parties, the security interest in the Collateral granted under this Agreement shall terminate, and the Secured Parties agree promptly to file any termination statements or other documents evidencing the termination of such security interest.

          3.6  Notice of Default.  The Debtor will promptly give written notice
               -----------------
to each of the Secured Parties upon the occurrence of any of the events specified in Section 3.1 (a) through (c) above.

     Article 4.  Miscellaneous.
                 -------------

          4.1  Agreement is Entire Contract.  This Agreement, including the
               ----------------------------
Exhibits hereto, constitutes the entire contract between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, modified or supplemented except by a written agreement signed by the Company and the holders of 50.1% of the principal amount then outstanding under the Notes, provided that such written agreement (other than a written agreement signed by all Secured Parties) does not affect the interests of any Secured Party in a manner distinct or different from the interests of the other Secured Parties.

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          4.2  Severability.  If one or more provisions of this Agreement are
               ------------
held to be invalid, illegal or unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

          4.3  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been duly given if hand delivered, transmitted by telegram, telex or telecopy or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows: to the Debtor, at the address indicated at the beginning of this Agreement, and to the Secured Parties, to their respective addresses on Schedule A or to such other address as
                                          ----------
the person to whom notice is given may have previously furnished to the other parties in writing in accordance herewith. Notices given by telegram, telex or telecopy and any notices of change of address shall be effective only upon receipt. All other notices sent by mail shall be effective three (3) days after posting.

          4.4  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.5  Governing Law. It is the intention of the parties hereto that the
               -------------
internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          4.6  Binding Upon Successors and Assigns.  This Agreement and the
               -----------------------------------
rights and obligations of the parties hereunder shall be binding upon, and inure to the benefit of, the permitted successors and assigns of the parties hereto.

          4.7  Change of Address.  Debtor agrees to notify the Secured Parties
               -----------------
of any change of address of Debtor's principal place of business set forth above.

          4.8  Consent.  With respect to any consent or notice required to be
               -------
given or delivered hereunder to Debtor by Secured Parties, including any notice regarding priorities among Secured Parties or allocation of proceeds upon sale or disposition of the Collateral provided hereunder, Debtor shall be entitled to rely upon any writing signed by the holder or holders of 50.1% of the principal amount then outstanding under the Notes, provided that such writing (other than a writing signed by all Secured Parties) does not affect the interests of any Secured Party in a manner distinct or different from the interests of the other Secured Parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Debtor:                                Secured Party:

ADEZA BIOMEDICAL CORPORATION           /s/ Secured Party
                                       ___________________________________


By: /s/ Adeza Biomedical Corporation   By:
    ________________________________       _______________________________

Name: ______________________________   Name: _____________________________

Title: _____________________________   Title: ____________________________

                                   SCHEDULE A
                                   ----------

                                Secured Parties
                                ---------------

Name and Address
- ----------------

Aeneas Venture Corporation
c/o Harvard Management Co., Inc.
600 Atlantic Avenue
Boston, MA  02210-2203
Attn:  Nancy Amer

Aspen Venture Partners, L.P.
c/o Alliance Technology Ventures, L.P.
3343 Peachtree Road N.E.
Suite 1140
East Tower
Atlanta, GA  30326
Attn:  Michael Henos

Asset Management Associates 1989, L.P.
2275 East Bayshore Road
Suite 150
Palo Alto, CA  94303
Attn:  Craig C. Taylor

B.G. Services Limited
Minden House, 6 Minden Place
St. Heliar, Jersey, Channel Islands

Charter Ventures II, L.P.
525 University Avenue, Suite 1500
Palo Alto, CA  94301
Attn:  A. Barr Dolan

Enterprise Partners
5000 Birch Street
Suite 6200
Newport Beach, CA  92660
Attn:  Andrew E. Senyei

STF II, L.P.
c/o Indosuez Partners
2180 Sand Hill Road, Suite 450
Menlo Park, CA  94025
Attn:  Nancy Burrus

                                   EXHIBIT B
                                   ---------

                           Description of Collateral
                           -------------------------

     All of the Debtor's goods, documents, instruments, chattel paper or accounts, equipment, inventory, fixtures and general intangibles, including patents, patent applications, copyrights, trade secrets and other intellectual property and other personal property of every type and nature, including choses in action, whether now or hereafter acquired. All cash or non-cash proceeds of all of the foregoing including insurance proceeds or claims, proceeds from any litigation or other claims, and all property received in trade for any of the foregoing and all rents, royalties and other revenues from any lease, license or other temporary disposition of any interest in any of the foregoing.